Exhibit 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

December 2, 2013

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Alphala Corp.

SEC File No. 333-187669

On November 27, 2013 my appointment as auditor for Alphala Corp. ceased. I have read Alphala Corp.’s statements included under Item 4.01 of its Form 8-K dated November 27, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant